Exhibit 10.2

DEED OF ASSIGNMENT

between

SCS CORPORATION LTD

and

TULLOW GUINEA LTD

relating to

Hydrocarbon Production Sharing Contract dated 22 September 2006 in respect of the Republic of Guinea

2012

DEED OF ASSIGNMENT

THIS DEED OF ASSIGNMENT AGREEMENT is dated the 31st day of December 2012

BETWEEN:

(1)       SCS CORPORATION LTD., a company organized and incorporated under the laws of the Cayman Islands (“Assignor”);

(2)        TULLOW GUINEA LTD,  a company organized and existing under the laws of England and Wales (the “Assignee”).

NOW IT IS HEREBY AGREED as follows:

The Assignor declares that with effect from the date of this Assignment Agreement and pursuant to the Minister of Mines and Geology of the Republic of Guinea’s authorization as evidenced by the issue of an Arrêté as referred to in Clause 6 below, it hereby assigns to the Assignee a forty per cent (40%) Participating Interest in the Hydrocarbons Production Sharing Contract for the Contract Area, offshore, Guinea, entered into on 22 September 2006 between the Republic of Guinea and SCS Corporation, (hereinafter referred to as the “PSC”) as follows:

1.                                   The Assignor declares that, from the date hereof (the “Effective Date”), it hereby transfers, assigns and conveys a forty per cent (40%) Participating Interest in the PSC to the Assignee.

2.                                   The Assignee hereby accepts the assignment granted above and agrees to be bound by all obligations and covenants contained in the PSC and any modifications or additions, in writing, up to the date of this Assignment Agreement.

3.                                   The Assignor and the Assignee confirm that they have not received or made any payment for the assignment and that the total consideration for the assignment is in the nature of work, expenditures or fees performed, paid, incurred or reimbursed, by the Assignee with respect to the PSC.

4.                                   The Assignor and the Assignee confirm that the Assignee is financially and technically capable of fulfilling its duties and obligations under the PSC.

5.                                   The Assignee shall jointly with the other parties to the PSC be liable for all duties and obligations of the Contractor under the PSC.

6.                                   This Assignment Agreement is subject to and conditional upon the Minister of Mines and Geology granting prior approval to the assignment referred to in paragraph 1 above, by way of an Arrêté published in the Official Gazette of the Republic of Guinea.

SCS CORPORATION LTD		TULLOW GUINEA LTD

By:	/s/ P C Reinbolt	By:	/s/ Peter Sloan

Name:	Paul C Reinbolt	Name:	Peter Sloan

Title:	Director	Title:	Director